                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                  FOOTE, CONE & BELDING COMMUNICATIONS, INC.
.............................................................................
               (Name of Registrant as Specified In Its Charter)


                  FOOTE, CONE & BELDING COMMUNICATIONS, INC.
..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

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         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................

LOGO

FOOTE, CONE & BELDING COMMUNICATIONS, INC.
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

                                                    NOTICE OF 1994
                                                    ANNUAL MEETING OF
                                                    STOCKHOLDERS AND
                                                    PROXY STATEMENT

Dear Stockholder:

By any measure, 1993 was an outstanding year for FCB. Our creativity continued to improve. And with our product moving in the right direction, profits followed.

All of this is a testament to our real assets--our people--who are not coincidentally the largest block of FCB's stockholders. Because of their efforts:

    . The industry's toughest critics rated FCB's creative product the best of 1993.

    . FCB led its competitors in winning new business, for the second year in a row.

    . Net income reached $25.7 million, a record for the company.

    . Earnings per share were $2.30, a 15% increase over 1992 and also a record for the Company.

    . FCB's stock closed the year at $48 per share, an all-time high.

In the Proxy Statement you'll find details on our upcoming Annual Meeting. If you can attend, I'll be honored to introduce to you FCB's 1993 Chairman's Award winners--individuals who personify the best of FCB's creative intensity in action.

If you are unable to attend, I encourage you to return the enclosed proxy card with your vote on the important business items. With your support, we intend to continue to build our Company into the future.

                                                    Best regards,

                                                    Bruce Mason

                                PRELIMINARY COPY

LOGO               FOOTE, CONE & BELDING COMMUNICATIONS, INC.

                                --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1994

                                                                  March 31, 1994

Dear Stockholder;

  You are cordially invited to attend the annual meeting of stockholders of Foote, Cone & Belding Communications, Inc. The 1994 annual meeting will be held at the Chicago Downtown Marriott Hotel, 540 North Michigan Avenue, Chicago, Illinois on May 18, 1994, at 10:00 A.M., local time, for the following purposes:

  1. To elect 11 directors to serve until the next annual meeting of stockholders.

  2. To increase the authorized shares of common stock.

  3. To amend the Company's Stock Option Plan.

  4. To approve the FCB Performance Program.

  5. To approve the appointment of Arthur Andersen & Co. as auditors for 1994.

  6. To consider and act upon any other matters that may properly come before the meeting and any adjournments thereof.

  The close of business on March 21, 1994 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof. A complete list of such stockholders will be filed at least ten days before the meeting at the offices of the Company at 101 East Erie, Chicago, Illinois and will be available for inspection by any stockholder.

  Whether or not you plan to attend the meeting, please mark and then sign, date and return the enclosed proxy card in the accompanying envelope so as to assure the largest possible representation at the meeting. If you attend the meeting, your proxy will not be counted with respect to any matter upon which you vote in person.

                                                       Dale F. Perona
                                                          Secretary

STOCKHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                                PRELIMINARY COPY

                   FOOTE, CONE & BELDING COMMUNICATIONS, INC.

                                 MARCH 31, 1994

                                --------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 18, 1994

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Foote, Cone & Belding Communications, Inc. (the "Company") for the annual meeting (the "Annual Meeting") of stockholders to be held at the Chicago Downtown Marriott Hotel, 540 North Michigan Avenue, Chicago, Illinois, on Wednesday, May 18, 1994, at 10:00 A.M., local time, and at any adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at FCB Center, 101 East Erie Street, Chicago, Illinois 60611-2897.

  Any proxy given pursuant to such solicitation may be revoked by the person giving it any time prior to its exercise. All properly executed, unrevoked proxies which are received will be voted as specified. Proxies will be voted in favor of each proposal set forth in the notice of meeting unless contrary directions are given. You may revoke your proxy at any time prior to the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person.

  A copy of the Annual Report of the Company for the year ended December 31, 1993, including financial statements, is being mailed with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material. This Proxy Statement and the accompanying form of proxy were first sent or given to stockholders on or about March 31, 1994.

                               VOTING SECURITIES

  Only stockholders of record at the close of business on March 21, 1994, the record date fixed by the Board of Directors, are entitled to vote at the meeting. On that date, the Company had outstanding xxxxxxxxx shares of common stock (excluding xxxxxx shares held in the treasury). Each stockholder is entitled to one vote in person or by proxy for each share of common stock registered in the stockholder's name on the above date. A majority of the outstanding shares of common stock (excluding shares held in the treasury) constitute a quorum.

  A proxy may indicate that all or a portion of the shares represented by that proxy are not being voted by the stockholder with respect to a particular matter. Any non-voted shares will be considered present for the purpose of determining the presence of a quorum.

  The following table shows each person or group of persons known to the management of the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's common stock as of the record date:

                                PRELIMINARY COPY

                                                  AMOUNT AND NATURE    PERCENT
               NAME AND ADDRESS                OF BENEFICIAL OWNERSHIP OF CLASS
               ----------------                ----------------------- --------
  Publicis Communication
   133 Champs Elysees
   75008 Paris, France........................    2,222,000 Shares       xxx%
  FMR Corp.
   82 Devonshire Street
   Boston, Massachusetts 02109-3614...........      648,000 Shares(1)    xxx%
  GeoCapital Corporation
   767 Fifth Avenue
   New York, New York 10153...................    1,100,900 Shares(2)    xxx%

- ----------------
(1) Based upon information furnished by FMR Corp. in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1994.
(2) Based upon information furnished by GeoCapital Corporation in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 1994.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  The Board of Directors intends that the shares represented by proxies will (unless authority to do so is withheld) be voted in favor of the election as directors of the nominees set forth in the following table to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast. The eleven nominees receiving the highest number of votes will be elected. If any nominee is unable to accept nomination or election, which the Board of Directors has no reason to anticipate, the shares represented by the proxies will be voted for the election of such other person as the Board of Directors may recommend.

                                                                   COMMON STOCK
                                                                   BENEFICIALLY
                                                                      OWNED
                                                          DIRECTOR  MARCH 21,
           NAME, AGE AND PRINCIPAL OCCUPATION              SINCE     1994(1)
           ----------------------------------             -------- ------------
BRUCE MASON (54).........................................   1986      69,663
 Chairman of the Board and Chief Executive Officer of the
 Company; other senior executive positions with the Com-
 pany or subsidiaries for more than five years.
LOUIS E. SCOTT (70)......................................   1962       3,167
 Retired; Formerly Chairman of the Executive Committee of
 the Company; Director of Smart & Final, Inc.
STEPHEN T. VEHSLAGE (54).................................   1975       4,333
 Retired Group Vice President, IBM Corporation.
NEWTON N. MINOW (68).....................................   1980       3,733
 Counsel or Partner, Sidley & Austin, attorneys, Chicago,
 Illinois for more than five years; Director of AON Cor-
 poration, Sara Lee Corporation, Manpower Inc. and Trib-
 une Company.
WILLIAM A. SCHREYER (66).................................   1993       1,677
 Retired; Chairman Emeritus Merrill Lynch & Co.; Merrill
 Lynch Executive more than five years; Director of
 Schering-Plough Corp., Willis Cooroon Group, and Deere &
 Co.
CRAIG R. WIGGINS (48)....................................   1986      39,001
 Chairman, FCB International; other senior executive po-
 sitions with the Company or subsidiaries for more than
 five years.

                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                                   OWNED
                                                       DIRECTOR  MARCH 21,
         NAME, AGE AND PRINCIPAL OCCUPATION             SINCE     1994(1)
         ----------------------------------            -------- ------------
JACK BALOUSEK (48)...................................    1989      43,635
President and Chief Operating Officer of the Company;
 other senior executive positions with the Company or
 subsidiaries for more than five years.
MAURICE LEVY (52)....................................    1989       8,000(2)
Chairman of Publicis S.A., Publicis Communication,
 Publicis.FCB Europe and Publicis Conseil; other se-
 nior executive positions with those companies or
 subsidiaries for more than five years.
GREGORY W. BLAINE (45)...............................    1990      25,425
Executive Vice President, Director of Global Operat-
 ing Systems of the Company; other senior executive
 positions with the Company or subsidiaries for more
 than five years.
LAUREL CUTLER (67)...................................    1990      22,267
Director of Global Marketing Planning; other senior
 executive positions with the Company or subsidiaries
 for more than five years. Director of Hannaford
 Brothers Co., Quaker State Corp.
TERRY M. ASHWILL (49)................................    1991      18,470
Executive Vice President, Chief Financial Officer of
 the Company; Chief Financial Officer of Carlson Com-
 panies, Inc. 1988-1991; Senior Vice President, Cor-
 porate Controller and other financial positions with
 Ryder System, Inc., 1974-1988.
All directors and executive officers as a group (15).             264,541(3)

- ----------------
(1) Includes shares of the Company's common stock which certain nominees have the right to acquire under the Company's Stock Option Plan or Outside Director Stock Option Plan prior to May 18, 1994 as follows: Mr. Mason, 30,250 shares; Mr. Scott, 3,167 shares; Mr. Vehslage, 2,933 shares; Mr. Minow, 2,733 shares; Mr. Schreyer, 667 shares; Mr. Wiggins, 10,550 shares; Mr. Balousek, 35,480 shares; Mr. Levy, 8,000 shares; Mr. Blaine, 4,080 shares; Ms. Cutler, 6,100 shares; and Mr. Ashwill, 13,000 shares. Each of the individuals named in the table has sole voting and investment power with respect to all beneficially owned shares. Except for the shares of the Company's common stock Mr. Levy may be deemed to beneficially own, no director, executive officer or director nominee beneficially owns as much as 1% of the Company's outstanding common stock.
(2) Mr. Levy is a director pursuant to the 1989 alliance agreements with Publicis Communication providing that each of the Company and Publicis Communication will use their best efforts to cause one person designated by the other to be elected a director of the respective alliance partner's Boards. Mr. Levy may be deemed to be the beneficial owner of the xxxx Company shares owned by Publicis Communication to the extent he has authority to vote such shares.
(3) Equivalent to xx% of the Company's outstanding common stock.

  The Company's Board of Directors met six times during 1993. Employee directors receive no compensation for their services on the Board of Directors or Committees except that they may become eligible for a benefit under the Company's Directors Part-Time Employment Agreement. Under this Agreement an employee director between the ages 55 to 65 can continue employment on a part-time basis and receive part-time salary payments for five years up to the attainment of age 65. Part-time salary is determined as 45% of the highest five year average compensation (salary plus variable incentive compensation) during the prior 10 years of full time employment, reduced by 1/30 for each year service less than 30 years.

  Directors who are not employees of the Company or any of its subsidiaries are paid $20,000 annually for their services. A per diem allowance of $1,000 is paid to non-employee directors for attendance at board meetings, meetings of committees of the board, work on special assignments or requested attendance at other management meetings. Aggregate per diem payments to such directors in 1993 were $22,500. The Outside Director Stock Option Plan provides for grants to Outside Directors in proportion to the total of their annual retainer and per diem allowance. The basis for granting options is a formula tied to annual growth in net income. Under the terms of this Plan, on February 16, 1994, Louis
E. Scott, Newton N. Minow, Stephen T. Vehslage received 1,500, 1,200, and 1,300 options, respectively, to purchase shares of the Company's common stock at a price equal to the average closing price for the 10 trading days prior to the date of award. One-third of the stock options awarded under the plan are immediately exercisable, and, an additional one-third of such shares are exercisable on each of the next two anniversaries of the grant. In 1993, William A. Schreyer received an initial 2,000 options upon his election to the Board of Directors under the terms of the Plan.

  Louis E. Scott, Newton N. Minow and William A. Schreyer are members of the Company's Audit Committee. Mr. Schreyer joined the committee in February, 1994. The functions of this committee, which met formally three times during 1993, are to 1) review and approve the Company's internal audit program and the system of internal controls, 2) to select independent public accountants for recommendation to the board and stockholders for approval and 3) to review with such accountants the scope and results of the annual audit.

  Stephen T. Vehslage, Newton N. Minow and Louis E. Scott are members of the Company's Compensation Committee. The functions of this committee, which met formally four times during 1993, are to determine the compensation and all other terms of employment, including the grant of options, for employees who are directors or officers of the Company.

  Newton N. Minow, Louis E. Scott and Stephen T. Vehslage are members of the Company's Nominating Committee. The function of this committee, which met formally four times during 1993, is to recommend to the full board nominees for election as directors. Stockholders may recommend director candidates for consideration by the Committee. Any recommendations by stockholders to the Committee for nominees for election at the 1995 Annual Meeting must be submitted in a written notice to the Secretary of the Company at least 30 days but no more than 90 days prior to March 20, 1995. The Company's By-Laws provide, in general, that stockholders may directly nominate one or more persons for election as directors at the Annual Meeting only if written notice of the stockholder's intent to make such nomination is received by the Secretary of the Company at least 50 days but no more than 90 days before the date of the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED
ABOVE.

                         COMPENSATION COMMITTEE REPORT

  The year 1993 marked the completion of the second year in which FCB's Performance Program for executive compensation was in place and fully utilized. Not coincidentally, it was also the second year of substantial increases in FCB net income and shareholder value.

  The Compensation Committee met four times during 1993. Beyond decisions regarding executive compensation, the Committee monitored progress on a number of items, included in which were:

  . The FCB Employee Stock Purchase Plan was successfully expanded to all majority-owned operations worldwide.

  . The Employee Stock Incentive Plan, inaugurated early in 1993, was similarly put in place worldwide. Through this Plan, each employee can earn one share of FCB stock for each quarter of earnings growth in years when overall Company financial goals are met.

  . Following closely the proven pay-for-performance principles of the Corporate Management Performance Program, an FCB Executive Compensation Program for the next level of senior executives was approved for implementation throughout FCB.

  . The latest SEC and IRS rules and regulations on executive compensation were comprehensively reviewed to assure both full compliance and full utilization for shareholder benefit. These are discussed further later in this report.

  In making compensation decisions in 1993 for individual executives, the Committee was guided by the detailed pay-for-performance principles contained in the FCB Performance Program. The principles and each component in place for both 1992 and 1993 were:

  Base Salary--This is managed over time to remain below the average for comparable positions at competitive multinational advertising agencies. No minimum nor maximum interval between raises exists. Through 1993, the average raise interval for employee directors averaged about 24 months.

  Variable Incentive Compensation--The potential amount of Variable Incentive Compensation is determined by improvement in Company net income versus the prior year on an accelerated, sliding scale basis. The basis for 1993 awards was the 18% improvement in the Company's net income from 1992 to 1993. Actual individual awards of Variable Incentive Compensation are then determined by the level of profit growth and achievement of other measurable objectives for which the individual was responsible.

  Deferred Variable Incentive Compensation--Deferred Variable Incentive Compensation is also determined by improvement in Company net income versus the prior year, though with lower potential awards than the Variable Incentive Compensation component. For both 1992 and 1993, this component's awards were a maximum of half of base salary earned during the year. Deferred Variable Incentive Compensation vests at 20% on the date of award and an additional 20% per year for each of the four subsequent years.

  Variable Incentive Stock Options--The granting of Variable Incentive Stock Options is intended to incent executive performance over both the short and long term. Annual grants are determined by the amount of improvement in Company net income versus the prior year. The value of the grants, however, increases only as the value of the Company's common stock for all stockholders increase over time. Incentive stock option grants are made only at the current fair market value, vest over five years and are exercisable over ten years.

  Compensation for 1993 for the Chief Executive Officer, Bruce Mason, was based upon these principles and followed the prescribed approach for each component.

  Mr. Mason's base salary was changed upon his promotion to Chairman, CEO in May, 1991. Based on the performance of the Company, Mr. Mason's individual performance and an analysis of the competitive salaries for other Chairmen, CEO's of leading advertising agencies, the Compensation Committee increased his annual base salary to $600,000 effective March 1, 1993. This level of salary still places him below the competitive average consistent with the FCB Performance Program principles.

  Mr. Mason's Variable Incentive Compensation for 1993 was $800,000 reflective of full attainment of all Company financial and personal performance objectives. These included an 18% increase in net income over 1992, a 26% increase in operating margin and achievement of qualitative objectives tied to establishing a strong foundation for the Company's future growth.

  Mr. Mason's Deferred Variable Incentive Compensation for 1993 performance was $290,000, of which $58,000 was immediately vested. The remainder vests equally over the next four years. Performance criteria for this award were the same as for the Variable Incentive Compensation component, and fully achieved.

  Finally, Mr. Mason was granted Variable Incentive Stock Options for 32,250 shares during 1993, again based on fully achieving performance criteria. Share price performance is a critical aspect of the FCB Performance Program, tieing executive compensation to increasing shareholder wealth. For the full year 1993, the FCB common stock price for all shareholders increased $16 5/8, or +53%, to close at $48, an all time high for the Company.

  All decisions regarding Mr. Mason's 1993 Variable Compensation components were made by the Compensation Committee on February 16, 1994 after Company earnings information for 1993 became available. At this time, the Compensation Committee also unanimously endorsed management's recommendations to seek shareholder approval of an increase in the number of shares available under the Stock Option Plan (Proposal 3) and the FCB Performance Program (Proposal 4).

  As previously stated, Stock Options are considered to be an integral aspect of the overall compensation of FCB executives. The request for additional shares assures that enough options will be available to continue to incent executives to build shareholder value in the years to come. Option shares are one part of the significant ownership position of the Company by FCB employees, along with the Stock Purchase Plan (for U.S. employees), Global Stock Purchase Plan (international employees) and the Company's Employee Stock Incentive Plan (all employees). The Compensation Committee continues unanimously to endorse these programs as a proven method of incentive to increase shareholder value.

  The FCB Performance Program was developed and put in place before the many recent pay for performance disclosure rulings by the SEC and IRS. Shareholder approval of the FCB Performance Program is a technical requirement for compensation amounts above the Internal Revenue Code Section 162(m) limits to be deductible in future years. The Committee unanimously recommends shareholder approval to the FCB Performance Program as it is felt to have contributed significantly to the Company's performance over the past two years, and should continue this positive impact into the future.

                                          Stephen T. Vehslage, Chairman
                                          Newton N. Minow
                                          Louis E. Scott

                                          Members of the Compensation
                                           Committee

                             EXECUTIVE COMPENSATION

  The Summary Compensation Table shows the compensation for the past three fiscal years of the Company for the Chief Executive Officer and the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                          ----------------------------------------------- -----------------------
          NAME                                                               AWARDS
          AND                                                              SECURITIES   PAYOUTS    ALL OTHER
       PRINCIPAL                                           OTHER ANNUAL    UNDERLYING     LTIP    COMPENSATION
        POSITION          YEAR     SALARY      BONUS      COMPENSATION(2) OPTIONS/SARS PAYOUTS(3)     (4)
       ---------          ----    --------    --------    --------------- ------------ ---------- ------------
Bruce Mason.............  1993    $583,333    $800,000                       32,250     $290,000    $356,531
Chairman and Chief        1992    $500,000    $700,000                       37,000     $250,000    $193,991
 Executive Officer        1991    $443,750           0(1)                         0            0
Jack Balousek...........  1993    $450,000    $485,000                       29,000     $191,250    $253,583
President and Chief       1992    $450,000    $550,000                       33,200     $225,000    $197,749
 Operating Officer        1991    $393,750    $325,000                            0            0
Craig R. Wiggins........  1993    $400,000    $420,000        $11,694        26,000     $200,000    $191,251
Chairman, FCB             1992    $400,000    $420,000        $11,465        14,800     $200,000    $134,527
 International            1991    $381,250    $100,000                            0            0
Terry M. Ashwill........  1993    $333,333    $380,000                       21,000     $166,700    $ 77,348
Executive Vice
 President, Chief
 Financial Officer
                          1992    $325,000    $340,000        $ 5,578        12,000     $162,500    $ 72,164
                          1991(6) $108,333    $ 85,000                       10,000            0
Laurel Cutler...........  1993    $325,000    $340,000                       10,500     $162,500    $ 93,078
Exec. Vice President,
 Worldwide Director Mktg
 Plng
                          1992    $325,000(5) $340,000                       10,000     $162,500    $ 82,076
                          1991    $525,000           0                            0            0


- ----------------
(1) To underscore the importance of linking CEO's compensation to corporate profitability, Mr. Mason on his own initiative withdrew himself from consideration for any 1991 incentive compensation based on 1991 financial results.

(2) Executive officer perquisites were below the amount required to be reported. Amounts shown for Mr. Wiggins for 1992 are rental payments resulting from his relocation to New York and earnings above market rates on a previous deferred compensation arrangement. For 1993, these amounts represent a reimbursement of taxes paid for previous years and earnings above market rates on a previous deferred compensation arrangement. Amounts shown for Mr. Ashwill for 1992 are tax reimbursements and allowances resulting from his relocation to Chicago. As prescribed by SEC regulations, only information for 1992 and 1993 is in this column.
(3) Amounts shown in this column are the total Deferred Variable Incentive Compensation awarded in the year shown. Upon award, this is 20% vested and vests an additional 20% at each of the next four anniversaries of the date of the award.

(4) Amounts shown in this column are for company contributions and accruals under compensation and benefit programs for the named executives. The amounts are as follows:

      The company contribution to the FCB Profit Sharing-Retirement Plan was $16,908 in 1992 and $16,395 for 1993 for each of Mr. Mason, Mr. Balousek, Mr. Wiggins and Ms. Cutler.

      The company matching contribution to the FCB Stock Purchase Plan was $4,364 in 1992 and $4,611 in 1993 for each of the named executives.

      The company matching contributions to the FCB Stock Purchase Integration Plan for 1992 and 1993, respectively, were $14,991 and $46,536 for Mr. Mason, $26,160 and $34,295 for Mr. Balousek, $14,991
    and $27,761 for Mr. Wiggins and $13,975 and $15,402 for Ms. Cutler.

      The company contributions to the FCB Profit Sharing Integration Plan for 1992 and 1993, respectively, were $31,975 and $110,610 for Mr. Mason, $60,002 and $86,233 for Mr. Balousek, $31,975 and $63,985 for
    Mr. Wiggins and $29,427 and $33,294 for Ms. Cutler.

      The amount accrued under the Company's Part-time Director Agreement for 1992 and 1993, respectively, was $117,900 and $168,352 for Mr. Mason, $86,800 and $97,547 for Mr. Balousek, $61,600 and $71,636 for
    Mr. Wiggins and $67,800 and $72,737 for Mr. Ashwill.

      The company paid amount for life insurance for 1992 and 1993, respectively, was $7,853 and $10,027 for Mr. Mason, $3,515 and $18,502 for Mr. Balousek, $4,689 and $6,863 for Mr. Wiggins and $17,402 and $23,376 for Ms. Cutler.

  As prescribed by SEC regulations, only information for 1992 and 1993 is reported in this column.

(5) Ms. Cutler voluntarily took a reduction in base salary effective January 1, 1992 in order to qualify for the Company's Performance Program.

(6) Mr. Ashwill was hired August 30, 1991. Amounts for 1991 are for the partial year, ending December 31, 1991.

                                 STOCK OPTIONS

  During 1993, stock option grants covering 198,200 shares were awarded to 20 employees under the Company's Stock Option Plan. Grants covering 308,200 shares were awarded to 160 employees in February, 1994. Each grant was made at the fair market value on the date of the award, vests over five years and is exercisable over ten years. The option grants in 1993 for the named executive officers are shown in the following chart.

                                                                           POTENTIAL
                                                                      REALIZABLE VALUE AT
                                                                        ASSUMED ANNUAL
                                                                           RATES OF
                                                                          STOCK PRICE
                                                                       APPRECIATION FOR
                                     INDIVIDUAL GRANTS(1)                 OPTION TERM
                         -------------------------------------------- -------------------
                         NUMBER OF
                         SECURITIES  PERCENT OF
                         UNDERLYING TOTAL OPTIONS
                          OPTIONS    GRANTED TO   EXERCISE
                          GRANTED   EMPLOYEES IN   PRICE   EXPIRATION
NAME                        (#)      FISCAL YEAR   ($/SH)     DATE     5%($)     10%($)
- ----                     ---------- ------------- -------- ---------- -------- ----------
Bruce Mason.............   32,250       16.3%     $31.000   2/17/03   $628,737 $1,593,344
Jack Balousek...........   29,000       14.6%     $31.000   2/17/03   $565,376 $1,432,774
Craig R. Wiggins........   26,000       13.1%     $31.000   2/17/03   $506,889 $1,284,556
Laurel Cutler...........   10,500        5.3%     $31.000   2/17/03   $204,705 $  518,763
Terry M. Ashwill........   21,000       10.6%     $31.000   2/17/03   $409,410 $1,037,526

                       OPTION GRANTS IN LAST FISCAL YEAR

- ----------------
(1) Options were granted at market price on the date of grant (2/17/93). All options are exercisable at a rate of 20% per year beginning on the first anniversary of the date of grant and become exercisable in full upon a change-in-control as defined in the Plan.

  Using the identical growth rates assumed above and the base share price of $31.000 on 2/17/93, the potential value of stock appreciation over the same ten year period is shown for all stockholders.

                                                          ALL STOCKHOLDER'S
                                                        POTENTIAL REALIZABLE
                                                          VALUE AT ASSUMED
                                                           ANNUAL RATES OF
                                                             STOCK PRICE
                                                          APPRECIATION FROM
                                                           2/17/93-2/17/03
                                                      -------------------------
                                                         5%($)        10%($)
                                                      ------------ ------------
All stockholders (      stockholders holding
            shares at 2/17/93)....................... $            $

  The exercised shares, number of options held and their value at year end for the named executive officers are shown in the following table.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                 NUMBER OF        VALUE OF
                                                UNEXERCISED      UNEXERCISED
                                                OPTIONS AT      IN-THE-MONEY
                              SHARES              FY-END      OPTIONS AT FY-END
                             ACQUIRED  VALUE   ------------- -------------------
                                ON    REALIZED EXERCISABLE/     EXERCISABLE/
NAME                         EXERCISE   ($)    UNEXERCISABLE    UNEXERCISABLE
- ----                         -------- -------- ------------- -------------------
Bruce Mason.................      0          0 16,400/61,850 $357,775/$1,151,350
Jack Balousek...............      0          0 23,040/57,560 $527,490/$1,081,660
Craig R. Wiggins............  9,570   $116,640  2,390/37,840 $ 54,970/$  683,240
Laurel Cutler...............      0          0  2,000/18,500 $ 40,750/$  341,500
Terry M. Ashwill............      0          0  6,400/36,600 $137,900/$  686,100

CERTAIN TRANSACTIONS

  During 1990, in connection with his relocation from London to New York, a non-interest bearing loan was made to Mr. Wiggins in the amount of $600,000. A payment of $120,000 was made on this loan resulting in an outstanding balance of $480,000 at the time of this report.

PENSION PLAN

  The Pension Table that follows is required by SEC regulations, however on both a current and projected basis, none of the directors and officers will receive a benefit under the Company's Supplemental Pension Plan. The Plan covers all eligible employees of the Company and works in conjunction with the Company's primary retirement program, the FCB Profit Sharing-Retirement Plan, to guarantee that total retirement benefits will not fall below a prescribed minimum level. Each of named executives will participate in the FCB Profit Sharing-Retirement Plan, but in so doing, a benefit under the Supplemental Pension Plan is expected to be completely offset.

  The Supplemental Pension Plan provides for 45% of final average pay less offsets of 19.5% of social security final average compensation and the annuity value of an individual's profit sharing account. The table shows amounts without regard to these offsets, the maximum recognizable compensation limit ($150,000 in 1994) or the maximum annual retirement benefit ($118,800 in 1994). Compensation as defined above includes salary and incentive payments.

                               PENSION PLAN TABLE

  AVERAGE                                        YEARS OF SERVICE
   ANNUAL                          --------------------------------------------
COMPENSATION                          15       20       25       30       35
- ------------                       -------- -------- -------- -------- --------
$300,000.......................... $ 67,500 $ 90,000 $112,500 $135,000 $135,000
 400,000..........................   90,000  120,000  150,000  180,000  180,000
 500,000..........................  112,500  150,000  187,500  225,000  225,000
 600,000..........................  135,000  180,000  225,000  270,000  270,000
 700,000..........................  157,500  210,000  262,500  315,000  315,000
 800,000..........................  180,000  240,000  300,000  360,000  360,000

  As of December 31, 1993, Mr. Mason had 25 years; Mr. Balousek had 15 years; Mr. Wiggins had 20 years; Ms. Cutler had 22 years; and Mr. Ashwill had 2 years of credited service with the Company for qualification in the Supplemental Pension Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Stephen T. Vehslage, Newton N. Minow and Louis E. Scott serve as the Company's Compensation Committee. Mr. Scott is a former officer of the Company who retired in 1987. In 1993, the Company and certain of its subsidiaries retained the legal services of Sidley & Austin, a firm where Mr. Minow is of counsel. The Company and certain of its subsidiaries expect to retain Sidley & Austin in 1994.

                              COMPANY PERFORMANCE

  The following line graph provides a five-year comparison of cumulative total returns for the Company, the S&P 500 Composite Index and an Advertising Index comprised of: Foote, Cone & Belding Communications, Inc., The Interpublic Group of Companies, Inc., Omnicom Group Inc., Grey Advertising Inc., Saatchi & Saatchi Company PLC (ADR) and WPP Group plc (ADR).

                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG FOOTE, CONE & BELDING, S&P 500 INDEX AND PEER GROUP
                       SUBMITTED ON PAPER UNDER FORM SE

                   PROPOSAL 2--INCREASE IN AUTHORIZED SHARES

  The Company is presently authorized to issue 30,000,000 shares of Common Stock, of which xxxxx shares were issued on March 21, 1994 and xxxxx shares were reserved for issuance under the Company's stock option plans. The Company's Board of Directors has determined that, in order to provide needed flexibility for future corporate purposes (which may include business acquisitions in exchange for Company shares, capital structure adjustments in the form of stock dividends or stock splits, or the addition of shares available for purchase under employee benefit plans) it is appropriate to add a sufficient number of authorized shares of Common Stock to permit Board action as may be warranted without the need for further action by stockholders to approve the issue of additional shares, subject to present or future New York Stock Exchange, Securities and Exchange Commission or other requirements of federal or state law or regulation applicable in the particular circumstances. Accordingly, the Board of Directors proposes that the authorized shares be increased to 50,000,000.

  Shares of Common Stock of the Company are not entitled to preemptive rights and may be issued under authority of the Board of Directors for such price or consideration as may be approved by the Board without further stockholder approval unless required by New York Stock Exchange or other legal requirements. The Company has no present plans for the reservation or issuance of additional shares, which would exceed the 30,000,000 presently authorized.

  The Board of Directors believes that the use of Company Common Stock in acquisitions, business combinations and employee benefit plans has been and will continue to be beneficial to the Company and its stockholders.

  THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY IS REQUIRED FOR APPROVAL OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK. ABSTENTIONS AND NON-VOTED SHARES WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE INCREASE IN AUTHORIZED SHARES TO 50,000,000.

                    PROPOSAL 3--STOCK OPTION PLAN AMENDMENTS

  In 1967 the stockholders first approved the Company's Stock Option Plan, which has been amended from time to time with stockholder approval. The most recent such amendment approved by the stockholders was in 1991. As currently in effect, the Stock Option Plan and amendments thereto (the "Plan") allocate 2, 607,000 shares of Common Stock for the grant of options and related stock appreciation rights. As of March 1, 1994, options under the Plan were outstanding to purchase a total of 1,109,660 shares at an average option price of $31.87 per share. At that date 1,219,633 shares had been issued on the exercise of options granted under the Plan, options relating to 11,250 shares had been issued under the Company's Outside Director Stock Option Plan and thereby were not available for grant under the Plan, 61,807 shares were available for the grant of additional options and 204,650 shares were no longer available under the Plan because of the exercise of stock appreciation rights or the grant of awards under a Restricted Stock Incentive Plan which expired in 1991. The Plan expires on November 16, 2001.

  The Board of Directors has evaluated the operation of the Plan and has determined that the Plan should be amended to provide that an additional 1,200,000 shares will be available for the grant of options under the Plan, to provide that the maximum number of shares with respect to which options may be granted during any calendar year to any person is 150,000 and to provide that all awards under the Plan be made by the Compensation Committee. The following description of the Plan is qualified in its entirety by reference to the Plan as proposed to be amended, which is set forth as Appendix A hereto.

                                 * * * * * * *

ADDITIONAL INFORMATION

  The Plan provides for the granting of options to purchase shares of the Company's Common Stock and the award of related stock appreciation rights to employees of, and certain other key individuals (other than directors who are not employees of the Company) who perform services for the Company or its applicable subsidiaries (collectively, the "Companies"). At March 1, 1994, approximately 3,700 people were eligible to receive grants under the Plan. All shares subject to the Plan will continue to be registered at the Company's expense under the Securities Act of 1933. The Plan is administered by the Board of Directors. The Board has full authority to interpret the Plan, administer its provisions and (to the extent provided in the Plan) amend or discontinue the Plan. Options and stock appreciation rights may be granted only by the Compensation Committee, which consists of directors who are not employees of the Company.

  Under the terms of the Plan, options and stock appreciation rights may be granted at any time prior to November 17, 2001. Shares involved in the unexercised portion of any terminated or expired option may again be subjected to options, except that the shares reserved for issuance on the exercise of options as to which stock appreciation rights have been granted are not again available for the grant of options under the Plan if the stock appreciation right is exercised.

  The option price in each instance cannot be less than 100% of the then current fair market value of the shares at the time the option is granted. Options granted to date have a term of ten years from the date of grant. Options are exercisable at such time as the Compensation Committee determines when granting the option, except that an option will become exercisable upon a change in control of the Company. The number of shares subject to option and the option price are subject to adjustment in certain circumstances to prevent dilution. The option price may be paid by the optionee either in cash or (with the Company's consent) by using Company shares already owned by the optionee, valued at their then fair market value, or a combination thereof.

  If the employment or services of an optionee are terminated because of death or permanent incapacity or for another reason other than for cause by one of the Companies, the option expires at a time determined by the Compensation Committee when granting the option, which expiration time can be up to one year after the date of death, up to the maximum option period for termination due to incapacity and up to 90 days after the date of termination for any other termination other than for cause; and within that period the optionee or such optionee's personal representative may exercise the option, to the extent exercisable at the date of death or such termination. If the employment or service of an optionee are terminated for cause by one of the Companies, the option expires on the date of such termination.

  Stock appreciation rights may be granted in connection with an option either concurrently with the option or any time thereafter prior to the exercise or expiration of such option. A stock appreciation right cannot be exercisable before the optionee can exercise the related option and expires or terminates no later than such related option. A stock appreciation right entitles the optionee to receive (subject to withholding taxes), upon exercise, the excess of the fair market value, on the date of exercise, of the shares to which such right relates over the option price of those shares. Payment in such event to an optionee may be made either in shares of Common Stock, valued at their fair market value on the date of exercise, or (with the consent of the Compensation Committee) in cash or a combination thereof. There are no stock appreciation rights currently in effect.

  The Plan may be supplemented, amended, suspended or discontinued by the Board of Directors at any time for any reason, except (but only if the Board specifically provides otherwise) than any revision or amendment that would cause the Plan to fail to comply with applicable law or regulations if such revision or amendment were not approved by the stockholders will not become effective unless and until it is so approved. In addition, no unexercised option or stock appreciation right may be altered or cancelled, except in accordance with its terms, without the consent of the participant to whom it was granted.

  The agreements covering options previously granted under the Plan provide generally that the options are exercisable only in installments as follows: up to 20% of the number of shares covered by the option after the first year from the date of grant; up to 40% of the number of shares covered by the option after the second year from the date of grant; up to 60% of the number of shares covered by the option after the third year from the date of grant; up to 80% of the number of shares covered by the option after the fourth year from the date of grant; and with respect to the total number of shares covered by the option after the fifth year from the date of grant and before expiration of the option ten years from the date of grant.

  No determination has yet been made with respect to the grant of further options under the Plan. One or more options may be granted to any eligible individual including persons who, prior to the grant, have been granted options. As stated below under Proposal 4, certain directors and officers are eligible to be granted options under the terms of the FCB Performance Program based on increases in the Company's net income and the achievement of individual performance goals. The maximum number of shares with respect to which options may be granted during any calendar year to any person is 150,000. Each grant will be determined on the basis of the participant's responsibilities and current and potential future contributions to the success of the Company and its subsidiaries. Awards of stock options under the Plan in 1993 to the Chief Executive Officer and the four other most highly compensated executive officers are indicated under the "Option/SARs" column of the Summary Compensation Table. Current executive officers of the Company and employees of the Company excluding current executive officers were awarded stock options under the Plan during 1993 with respect to a total of 133,450 and 32,500 shares, respectively. The closing price of the Company's Common Stock on the
New York Stock Exchange on March   , 1994 was $      per share.

  In general, a participant receiving an option under the Plan will not recognize taxable income upon the grant of the option, but will recognize taxable compensation at the time of exercise in the amount of the difference between the purchase price and fair market value of the shares purchased on the date of exercise. At that time the Company will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income. However, a participant does not recognize income at the time of exercise of an incentive stock option, but will recognize income or loss upon disposition of the shares, which may be ordinary income or capital gain (or loss), depending on the length of time the shares have been held.

  Persons who are granted stock appreciation rights do not recognize any taxable income upon such grant. Upon exercise, the individual recognizes taxable compensation in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

  In the case of the use of previously-acquired shares to exercise an option, the participant will not recognize any gain by reason of such use and the tax basis of the shares received upon such exercise is as follows: (i) for a number of newly-received shares equal to the number of shares surrendered by the participant, the basis is equal to the basis of the surrendered shares and the holding period does not start anew, and (ii) the basis of the balance of the newly-acquired shares is the market value on the date of exercise. The latter amount is subject to Federal income taxes at ordinary rates in the year of exercise. The Company is entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income.

                                 * * * * * * *

  THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY TO THE SHARES PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE, IS REQUIRED FOR APPROVAL OF THE STOCK OPTION PLAN AMENDMENTS. ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE STOCK OPTION PLAN AMENDMENTS. NON-VOTED SHARES WILL NOT BE CONSIDERED PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      PROPOSAL 4--FCB PERFORMANCE PROGRAM

  The Compensation Committee Report in the 1993 Proxy Statement contained a description of the FCB Performance Program, effective for 1992 and beyond, that tied executive compensation tightly to Company earnings growth. The Program is being described again below, and stockholders are being asked to approve its variable incentive components so that future performance-based compensation will qualify for exemption from limits imposed by the new Section 162(m) of the Internal Revenue Code. While the FCB Performance Program was developed and implemented prior to recent SEC and IRS guidelines and rulings, its components fully comply with all pay-for-performance facets of these in both spirit and fact.

  The guiding principles of the FCB Performance Program are to keep executive base salaries competitively below the advertising industry average and to have variable incentive components linked directly to year-to-year growth in net income. In this way, Company executives are both clearly and substantially incented to manage for growth. Accordingly, if there is no growth in earnings, an executive's total compensation will be only base salary, itself below the competitive average. Only through significant earnings growth can executive compensation be at or near the top of comparable competitive positions.

  The net income growth targets are established annually by the Compensation Committee. For 1992 and 1993, these were set at 14% and exceeded in each year with net income growing 25% and 18% respectively. This Program is currently applicable to the nine individuals who comprise the Company's Management Board, and all performance objectives are as determined or approved by the Compensation Committee. Executives with employment agreements covering current compensation are not eligible to participate.

DESCRIPTION OF THE PROGRAM

  The key components of the FCB Performance Program are as follows:

  Base Salary This is managed over time to be approximately 10% below the average of comparable positions at competitive multi-national agencies. No minimum nor maximum interval between raises exists.

  Variable Incentive Compensation The potential amount of Variable Incentive Compensation is determined by improvement in Company net income versus the prior year on an accelerated, sliding scale basis. The maximum potential award is equal to between 70% and 140% of base salary by individual executive, with the highest maximum applicable only to the Company's Chief Executive Officer. Actual individual awards of Variable Incentive Compensation are determined by actual profit growth and achievement of other measurable objectives for which the individual is responsible.

  Deferred Variable Incentive Compensation The Deferred Variable Incentive Compensation component operates on a sliding scale basis tieing year-to-year net income growth to individual awards. The maximum benefit is 50% of base salary. Individual awards are subject to reduction by the Compensation Committee based on actual profit growth versus budget and achievement of individual performance objectives.

  Variable Incentive Stock Options The granting of Variable Incentive Stock Options is intended to incent executive performance for the benefit of all stockholders over both the short and long term. Annual grants are determined following an approach similar to that of other variable incentive components which are driven by growth in net income versus the prior year. The maximum benefit is a stock option grant equal to 200% of base salary for the four most senior executives, including the Chief Executive Officer, and 100% for other qualified executives. Individual option grants are subject to reduction by the Compensation Committee based upon actual growth in net income and achievement of individual performance objectives. Incentive stock options grants are made only at current fair market value, vest over five years and are exercisable over ten years. Accordingly, these option grants have value only if the value of the Company's Common Stock for all stockholders increases over time. All such stock option grants are made under the Company's Stock Option Plan, a more complete description of which is included in this proxy statement.

  Lastly, the amounts that will be allocated under the FCB Performance Program for 1994 are not determinable at this time as they are totally tied to growth in net income for the Company and individual performance against approved objectives during 1994. However, as noted above, the FCB Performance Program has been in effect since 1992. Amounts allocated under the FCB Performance Program for 1992 and 1993 to the Chief Executive Officer and the four other most highly compensated executives are indicated under the "Salary", "Bonus", "Options/SARS", and "LTIP Payouts" columns of the Summary Compensation Table. Dollar amounts and stock options allocated under the program for 1993 to all current executive officers, as a group were $3,624,000 and 124,450 shares, respectively, and for all employees, including all current officers who are not executive officers, as a group were $1,515,000 and 34,000 shares, respectively. Current directors who are not executive officers are not eligible to participate in the performance program.

  THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE, IS REQUIRED FOR APPROVAL OF THE EXECUTIVE COMPENSATION PROGRAM. ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE EXECUTIVE COMPENSATION PROGRAM. NON-VOTED SHARES WILL NOT BE CONSIDERED PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                PROPOSAL 5--APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company has selected Arthur Andersen & Co. as auditors of the Company and its subsidiaries for the fiscal year 1994. This firm of independent public accountants has served the Company in this capacity since 1943. A representative of Arthur Andersen & Co. is expected to be present at the annual meeting and will have the opportunity to make a statement and will also be available to respond to appropriate questions.

  THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE IS REQUIRED TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN & CO. ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL. NON-VOTED SHARES WILL NOT BE CONSIDERED PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS AUDITORS FOR 1994.

                            SOLICITATION OF PROXIES

  The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company. Such solicitation of proxies normally will be made by mail. Employees of the Company may also solicit proxies by telephone or personal contact, but at no additional compensation. Bankers, brokers and others holding Common Stock of the Company in their names or in the names of nominees will be reimbursed for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of such shares. The total cost of solicitation of proxies will be borne by the Company.

  The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not currently known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's Proxy Statement for its annual meeting to be held in 1995, all stockholders proposals must be received by the Company on or prior to December 1, 1994.

                                                Dale F. Perona
                                                  Secretary

Dated: March 31, 1994

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1992 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE UPON THE WRITTEN REQUEST OF ANY STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING DIRECTED TO THE ATTENTION OF DALE F. PERONA, SECRETARY OF THE COMPANY, AT THE ADDRESS SHOWN AT THE BEGINNING OF THIS PROXY STATEMENT.

                                                                      APPENDIX A

                   FOOTE, CONE & BELDING COMMUNICATIONS, INC.

                               ----------------

                               STOCK OPTION PLAN

  I. Purpose. This Plan is an amendment and restatement, adopted on May   ,
1994, of the stock option plan initially adopted by FOOTE, CONE & BELDING COMMUNICATIONS, INC. (the "Corporation") on the 24th day of October, 1968, in order that employees of, and certain other key individuals who perform services for, the Corporation or its subsidiaries may be given an inducement to acquire a proprietary interest in the Corporation and an added incentive to advance the interests of the Corporation in the form of an option to purchase common stock of the Corporation. The rights and privileges of employees granted options under the plan as in existence prior to the date of this Plan shall be determined under such prior plan except as otherwise provided herein.

  II. Stockholders. This Plan, as amended and restated, has been approved by the stockholders of the Corporation.

  III. Stock. The Corporation may, by action of its Compensation Committee on and after the date of the original adoption of this Plan, grant options under this Plan to purchase up to but not exceeding 3,807,000 shares of the Corporation's common stock. For the purposes of complying with (S)162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, the maximum number of shares of the Corporation's common stock with respect to which options may be granted during any calendar year to any person shall be 150,000. Upon the expiration or termination of any option under the Plan which has not been fully exercised, the number of shares as to which such option has not been exercised shall become available for future options under the Plan. Upon exercise of any option, the Corporation may honor such option by issuing shares of the Corporation's authorized but unissued common stock or by transferring and delivering shares of the Corporation's treasury stock, as the Corporation may determine.

  IV. Eligibility for Participation. All employees of, and other individuals (other than directors who are not employees of the Corporation) who perform services for, the Corporation or any subsidiary corporation shall be eligible to participate in this Plan. The term "subsidiary corporation" means any corporation in which this Corporation has a direct or indirect interest equal to 20%, or more of the total combined voting power of all classes of stock of such corporation. The Corporation and the foregoing subsidiary corporations are sometimes hereinafter collectively called the "Companies" and individually a "Company."

  Anything to the contrary notwithstanding, no option shall be granted under this Plan to an otherwise eligible participant if, immediately after the option is granted, he owns (including the stock under option) directly or indirectly five (5) percent or more of the total combined voting power or value of all classes of stock of the Corporation or of any other Company.

  V. Date of Grant. Unless the Compensation Committee shall by resolution otherwise expressly provide, the date upon which such Committee acts to grant an option shall, for all purposes of this Plan or of the option agreement entered into pursuant to such action, be deemed the date upon which such option is granted. From and after such date the participant to whom such option is granted shall have all rights of an option holder as provided in this Plan, without regard to the date upon which a formal written agreement evidencing the grant shall be executed and delivered. Whenever an option is granted under the Plan to a participant, written notice of such grant shall be forthwith given to him, pursuant to Article IX hereof.

  VI. Price. The price of the common stock of the Corporation offered to any participant under this Plan by the grant of an option to him to purchase such stock shall be such amount as the Compensation Committee shall determine; provided, however, that such price shall be in no event less than 100 percent of the fair market value of such stock on the date of the grant of the option.

  VII. Time of Exercise. Except as hereinafter specified, each option granted under this Plan shall be exercisable at such time as the Compensation Committee shall determine when granting such option; provided, however, that each such option shall become exercisable upon a "change in control" (as defined below) of the Corporation. "Change in control" shall mean (i) an acquisition (other than directly from the Corporation) of 15% or more of the beneficial interest in the voting stock of the Corporation by a party other than the Corporation or a Corporation-sponsored benefit plan, or (ii) a change in the Board of Directors as a result of which the current directors (together with the successors they nominate or approve for nomination) cease to be a majority of the Board of Directors.

  VIII. Expiration of Options. Shares with respect to which a stock option is granted shall not be available for grant of a subsequent stock option to the same participant by cancellation or surrender of such prior stock option.

  Any stock option granted under this Plan shall by its terms expire no later than ten (10) years after the date of its grant, and anything herein to the contrary notwithstanding, no exercise as to any shares covered by such option shall be honored on or after the tenth anniversary of the date of grant.

  IX. Notice of Grant. When any grant of any option under this Plan is made to any participant by the Compensation Committee of the Corporation, the participant shall be promptly notified of such grant. As soon thereafter as practicable a formal option agreement shall be executed by and between the Corporation and the participant in substantially the same form and subject to the same conditions and limitations as this Plan.

  X. Action to Prevent Dilution. If any change is made in the stock subject to this Plan by reason of stock dividends or by a stock split-up, appropriate actions shall be taken by the Board of Directors of the Corporation as to the number of shares and price per share of the stock subject to this Plan or to any option granted hereunder and to the maximum number of shares of the Corporation's common stock with respect to which options may be granted under this Plan during any calendar year to any person in order to prevent dilution.

  XI. Termination of Employment and Death. In the event that a participant shall cease to be employed by or to perform services for any of the Companies
(i) by reason of his (a) death or (b) permanent incapacity to render services to such Company of the general nature for which he is employed by or engaged to perform for such Company (which incapacity shall be deemed to exist only upon a duly licensed physician's written certification of it) or (ii) for any other reason other than termination of such relationship by a Company for cause, the option granted to him hereunder shall expire and become null and void at a time as shall be determined by the Compensation Committee when granting such option, but in no event shall such time of expiration be later than (x) one (1) year after the date of death with respect to clause (i) (a) above, (y) the maximum period for an option under this Plan with respect to clause (i) (b) above and
(z) ninety (90) days after the date of termination of employment or services with respect to clause (ii) above; and within such period the participant or his personal representative, as the case may be, may exercise the option to the extent the option is exercisable at the date of termination of employment or death. In the event that a participant shall cease to be employed by or to perform services for any of the Companies by reason of the termination of such relationship by a Company for cause, the option granted to him hereunder shall expire and become null and void on the date of such termination of employment or services.

  XII. Manner of Exercise. Each exercise of an option granted hereunder shall be made by the delivery by the participant (or his personal representative, as the case may be) of written notice of such election to the Corporation, at such office as it may designate by agreement with the participant, stating the number of shares with respect to which the option is being exercised. No shares shall be issued until full payment therefor shall have been made as provided below. Delivery of the shares may be made at the office of the Corporation or at the office of a transfer agent appointed for the transfer of shares of the Corporation, as the Corporation shall determine. Shares shall be registered in the name of the participant or his personal representative, as the case may be. Neither a participant nor his personal representative shall have any of the rights of a stockholder as to the shares with respect to which the option is being exercised, until the shares are issued as herein provided. In the event of any failure to take and pay for the number of shares specified in the notice of election on the date stated therein, the option shall terminate as to such number of shares, but shall continue with respect to any remaining shares subject to the option as to which exercise has not yet been made. Anything herein to the contrary notwithstanding, if any law or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Corporation or a participant to take any action in connection with the shares specified in a notice of election before such shares can be delivered to such participant, then the date stated therein for the delivery of the shares shall be postponed until the fifth business day next following the completion of such action.

    (a) Payment in Cash. If the shares as to which the option is being exercised are to be paid for entirely in cash, such notice shall specify a date, not less than ten (10) nor more than fifteen (15) days after the date of the mailing of such notice, on which the shares will be taken and payment made therefor. On the date specified in the notice of election, the Corporation shall deliver, or cause to be delivered, to participant stock certificates for the number of shares with respect to which the option is being exercised, against payment therefor and delivery to the Corporation of the certification described in Article XIII below.

    (b) Request to Make Payment in Shares of the Corporation. As to each participant, on not more than one occasion within any twelve-month period, if requested by such participant or his personal representative and approved by the Compensation Committee, payment may be made in cash or by transfer to the Corporation of shares of the Corporation or any combination of cash and shares of the Corporation, having a fair market value, determined as of the close of business on the day preceding the transfer, equal to, but not exceeding, the full option price of the shares with respect to which the option is being exercised. Each request to exercise the payment alternative provided for hereunder shall be made by the delivery by the participant (or his personal representative, as the case may be) of written notice of such request to the Corporation, at such office as it may designate by agreement with the participant, stating the number of shares with respect to which the option is being exercised and that the participant desires to make payment by reason of such exercise in shares of common stock or, if a combination of common stock and cash, the proportions thereof. Within fourteen (14) days after the date of such receipt, the Corporation shall notify the participant of the disposition of his request by the Compensation Committee. In no event will the denial of a participant's request to make payment of all or a portion of the option price in shares of the Corporation abridge the participant's rights to make payment as specified in Section XII(a) above. If the participant's request is approved by the Compensation Committee within five (5) days of such approval, the Corporation shall deliver or cause to be delivered to such participant stock certificates for the number of shares with respect to which the option is being exercised, against payment therefor and delivery to the Corporation (if so required by the Corporation) of the certification described in Article XIII below.

    (c) Withholding Requirements. At the request of a participant or his personal representative, and subject to approval by the Compensation Committee, the Corporation may satisfy any tax withholding obligations arising upon the exercise of an option under Federal or state income tax laws by withholding from the number of shares to be delivered to the participant that number of shares (based on the then fair market value of the shares) equal to the amount of such tax to be withheld. In the alternative, and subject to approval by the Corporation as specified above, the participant may deliver to the Corporation in whole or partial satisfaction of such tax withholding requirements, shares held by the participant which shall be valued for such purpose at the then fair market value of such shares.

  XIII. Securities Registration. In the event that at any time the Plan is not registered by the Corporation under the Securities Act of 1933, as amended, the issuance of shares under said Plan shall be subject to the following provision: on the date stated in the notice of election for the payment and delivery of the shares specified in such notice, a participant shall certify to the Corporation in such form as it shall require that he will receive and hold such shares for investments and not with a view to resale or distribution thereof to the public.

  XIII-A. Stock Appreciation Rights. The Corporation may, by action of the Compensation Committee, grant stock appreciation rights in connection with all or part of any option granted under this Plan, either concurrently with the grant of such option or at any time thereafter prior to the exercise or expiration of such option. Such stock appreciation rights shall be evidenced by stock appreciation rights agreements not inconsistent with and subject to the same conditions and limitations as this Plan. A stock appreciation right shall be exercisable at such time as the Compensation Committee shall determine when granting such right, but shall not be exercisable with respect to any shares before the time the participant could exercise his option to purchase such shares under his related stock option. The stock appreciation right shall entitle the participant, in the event of his exercise of such right, to receive, without payment to the Corporation (other than applicable withholding taxes), the excess of the fair market value, on the date of such exercise, of the shares as to which the right is exercised over the option price of such shares. Such excess shall be paid (i) in shares of common stock by the transfer and delivery to the participant of that number of shares having an aggregate fair market value on the date of such exercise equal to such excess, or (ii) if requested by the participant and approved by the Compensation Committee, in cash or partially in cash and partially in shares. The stock appreciation right shall expire if and to the extent that the stock appreciation right issued in connection with it is exercised. Upon exercise of a stock appreciation right the shares covered by the related option shall not be available for the grant of further options under this Plan. Each exercise of a stock appreciation right shall be made by the delivery by the participant (or his personal representative, as the case my be) of written notice of such election to the Compensation Committee, in care of the Secretary of the Corporation, 101 East Erie Street, Chicago, Illinois 60611, identifying the related stock option, stating the number of shares with respect to which the stock appreciation right is being exercised and stating whether the participant desires to receive by reason of such exercise shares of common stock or cash or, if a combination of both, the proportions thereof. For purposes of this Plan, the date of exercise shall be the date when such notice of election is received. As soon as practical after the date of such receipt, the Corporation shall deliver or cause to be delivered to such participant, upon the participant's payment of the applicable withholding taxes, stock certificates for the number of shares requested in the notice of exercise, or if requested by the participant and approved by the Compensation Committee, cash or cash and stock certificates for shares as so approved.

  XIV. Employment Obligations. The grant of an option or stock appreciation right under this Plan shall not impose any obligation on any of the Companies to continue the employment of any participant. Participation in this Plan shall not affect the eligibility of any participant for any profit sharing, bonus, insurance, pension, or other extra compensation plan which any of the Companies may have heretofore adopted or may at any time hereafter adopt for any employees and other key individuals who perform services therefor.

  XV. Assignment. Any option or stock appreciation right granted under this Plan shall, by its terms, be exercisable during the lifetime of the participant only by the participant. It shall not be assigned, pledged or hypothecated in any way, shall not be subject to execution, and shall not be transferable by the participant otherwise than by will or the laws of descent and distribution. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of any option or stock appreciation right granted hereunder contrary to the provisions hereof, and the levy of any attachment or similar proceedings upon any option or stock appreciation right, shall be null and void.

  XVI. Liquidation. Upon the complete liquidation of the Corporation, any unexercised options and stock appreciation rights heretofore granted under this Plan shall be deemed canceled. In the event of the complete liquidation of a Company (other than the Corporation) employing the participant or for which he performs services or in the event such Company ceases to be a subsidiary of the Corporation, any unexercised part of any option and stock appreciation rights granted hereunder shall be deemed canceled unless the participant shall become employed by or commences to render services to another Company (including the Corporation) concurrently with such event.

  XVII. Governing Law. Options and stock appreciation rights granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Delaware.

  XVIII. Amendment and Construction. The Board of Directors may supplement, amend, suspend or discontinue this Plan at any time for any reason whatsoever; provided, however, unless the Board of Directors specifically otherwise provides, any revision or amendment that would cause this Plan to fail to comply with any applicable law or regulation if such revision or amendment were not approved by the stockholders of the Corporation shall not become effective unless and until the approval of the stockholders of the Corporation is obtained; and provided further, however, that no unexercised option or stock appreciation right granted under this Plan may be altered or canceled, except in accordance with its terms, without the written consent of the participant to whom such option or stock appreciation right was granted. The Board of Directors shall have the exclusive authority to construe the terms of this Plan and any option granted under it; provided that the Compensation Committee shall have exclusive authority to construe the terms of any stock appreciation right granted under this Plan.

  Except as the Board of Directors of the Corporation shall hereafter by resolution otherwise direct, the Finance Committee of the Corporation shall have all powers of the Board of Directors pursuant to and in connection with this Plan.

  XIX. Term of the Plan. No stock option or stock appreciation right shall be granted hereunder after the expiration of ten (10) years from November 17, 1991.

[X] Please mark your votes as in this example.                          | 3294
                                                                         -----
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5.
- --------------------------------------------------------------------------------

1. Election of Directors (see reverse)
   FOR [_]   WITHHELD [_]
   (For except as marked to the contrary below.)

2. Proposal to increase the number of Authorized Shares of Common Stock.
   FOR [_]   [_] AGAINST   [_] ABSTAIN
   Change of Address/Comments on Reverse Side
   [_]

3. Proposal to approve the Stock Option Plan Amendments.
   FOR [_]   [_] AGAINST   [_] ABSTAIN

4. Proposal to approve the Foote, Cone & Belding Performance Plan.
   FOR [_]   [_] AGAINST   [_] ABSTAIN

5. Proposal to approve the appointment of Arthur Andersen & Co. as auditors for 1994.
   FOR [_]   [_] AGAINST   [_] ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

- -------------------------------------------------------------------------------

The undersigned hereby acknowledges receipt of the Notice of the 1994 Annual Meeting of Stockholders and accompanying Proxy Statement.
PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. When shares are held by joint ten-ants, both should sign. When signing as Guardian, Executor, Administrator, At-torney, Trustee, etc. please give full title as such. If a corporation, sign in full corporate name, by President or other authorized officer, giving title, if a partnership, sign in partnership name by authorized person.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
SIGNATURE(S)                                                   DATE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

P R O X Y

                   FOOTE, CONE & BELDING COMMUNICATIONS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The signator hereby appoints BRUCE MASON and GREGORY BLAINE, and each or either of them, with full power of substitution and resubstitution, attorneys and proxies with the powers the signator would possess if personally present to vote all the shares of Common Stock of the signator in FOOTE, CONE & BELDING COMMUNICATIONS, INC. at the annual meeting of its stockholders to be held at the Chicago Downtown Marriott Hotel, 540 North Michigan Avenue, Chicago, Illi-nois, on May 18, 1994 at 10:00 A.M. local time, to vote on the proposals set forth on the opposite side of this card.

Election of Directors, Nominees:
B. Mason, L.E. Scott, S.T. Vehslage, N.N. Minow, W.A. Schreyer,
C.R. Wiggins, J.B. Balousek, M. Levy, G.W. Blaine, L. Cutler,
T.M. Ashwill.

                          (change of address/comments)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     SEE REVERSE
                                                                         SIDE